The Certificate of Limited Partnership of Cinema Plus,
L.P. (the "Limited Partnership") filed on September 10, 1987 and the Amended and Restated Certificate of Limited Partnership of the Limited Partnership filed on November 20, 1987 in the Office of the Secretary of State of the State of Delaware are hereby cancelled, said Limited Partnership shall dissolve on September 30, 1997. The reason for filing this Certificate of Cancellation is that pursuant to the terms of its Amended and Restated Agreement of Limited Partnership, the Limited Partnership dissolves at the expiration of its term on September 30, 1997.

      IN WITNESS WHEREOF, the undersigned, constituting all of the general partners of such Limited Partnership, have executed this Certificate of Cancellation as of the 30th day of September, 1997.


                         HBO FILM MANAGEMENT, INC.,
                         Managing General Partner


                            By:      /s/George   A.   Cooke,
Jr._______________
                         Title: Vice President-


                           ENTERTAINMENT  FINANCE  SERVICES,
INC.,
                         Administrative General Partner


                             By:       /s/    Bradley     J.
Wecshler_______________
                         Title: President and Sole Director